Exhibit 99.7

IMPORTANT TAX INFORMATION

Under United States federal income tax law, dividend payments and other distributions that may be made by the Company on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding and each Rights holder who exercises Rights should provide the Company with such Rights holder’s correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 below. If such Rights holder is an individual, the TIN is his or her Social Security Number (“SSN”). If the Company is not provided with the correct TIN in connection with such payments, the Rights holder may be subject to a $50.00 penalty imposed by the Internal Revenue Service (the “IRS”).

Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, such Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Company. See the enclosed Guidelines for Certification of Taxpayer Identification Number on substitute Form W-9 for additional instructions.

If backup withholding applies, the Company will be required to withhold 28% of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

A person who is required to file an information return with the IRS must get your TIN to report, for example, income paid to you. Use Form W-9 to give your correct TIN to the payer (the person requesting your TIN) and, when applicable, (1) to certify that the TIN you are using is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding or (3) to claim exemption from backup withholding if you are an exempt payee. To prevent backup withholding, a Rights holder is required to notify the Company of such Rights holder’s correct TIN by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such Rights holder is awaiting a TIN).

NOTE: If a payer gives you a form other than a Form W-9 to request your TIN, you must use the payer’s form if it is substantially similar to Form W-9.

What is Backup Withholding?

Persons making certain payments to you must withhold and pay to the IRS 28% of such payments under certain conditions. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, non-employee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. If you give the payer your correct TIN, make proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive WILL be subject to backup withholding if:

1. you do not furnish your TIN to the payer, or

2. the IRS tells the payer that you furnished an incorrect TIN, or

3. the IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

4. you did not certify to the payer that you are not subject to backup withholding under 3 above (or reportable interest and dividend accounts opened after 1983 only), or

5. you did not certify your TIN when required. See the chart below for details.

Certain payees and payments are exempt from backup withholding and information reporting. See below.

What Number to Give the Company?

Each Rights holder is required to give the Company the SSN or Employer Identification Number (“EIN”) of the record owner of the Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

PAYER’S NAME:

SUBSTITUTE FORM W-9

REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

Name: _______________________________________________________________________________________

Business name, if different from above: ______________________________________________________________

Address (number, street and apt. or suite no.): _________________________________________________________

City, state and ZIP code: _________________________________________________________________________

Check appropriate box:	☐ Individual/Sole Proprietor	☐ Corporation
	☐ Partnership	☐ Other (Specify)

Requester’s name and address (optional): ____________________________________________________________

Part I: Taxpayer Identification Number (TIN)

Social security number: __________________________________________________________________________

OR

Employer identification number: ____________________________________________________________

OR

If awaiting TIN write “Applied For” and complete Parts III and IV: __________________________________

List Account Number(s) (Optional): _________________________________________________________

Part II: For Payees Exempt from Backup Withholding

For payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

Part III: Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2) I am not subject to backup withholding because

(a) I am exempt from backup withholding, or

(b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or

(c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

_____________, 2004

Signature	Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9.

PART IV:

CERTIFICATE OF TAXPAYER AWAITING IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 calendar days of the receipt of this certification, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date , 2004

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER

TO GIVE THE PAYER

Social Security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below sill help determine the number to give the Payer.

For this type of account:	Give the SOCIAL SECURITY number of:
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account, or, if combined funds, any one of the individual(s)(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. (a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship	The owner(3)

6. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)

7. Corporation	The corporation

8. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9. Partnership	The partnership

10.    A broker or registered nominee

•      Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments.

The broker or nominee The public entity

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the name of the owner.

(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

All Section references are to the Internal Revenue Code of 1986, as amended.

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

Payees Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt, Payments subject to reporting under Sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding or information reporting: medical and health care payments, attorneys’ fees and payment for services paid by a federal executive agency. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1) A corporation.

(2) An organization exempt from tax under Section 501 (a), or an individual retirement plan (“IRA”), or a custodial account under Section 403 (b) (7) if the account satisfies the requirements of Section 401 (f) (2).

(3) The United States or any of its agencies or instrumentalities.

(4) A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank tinder Section 584(a),

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15) A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

A. Payments to nonresident aliens subject to withholding under Section 1441.

B. Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Payments of interest generally not subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see Sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such Sections.

Privacy Act Notice

Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRA to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that 4results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

For Additional Information contact your tax consultant or the Internal Revenue Service